                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-07959 and No. 333-42161 and the Registration Statements on Form S-3 No. 333-35343 and No. 333-33997 of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of Cardiovascular Dynamics, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/ ERNST & YOUNG LLP

Orange County, California
March 27, 1998